TEMPUR SEALY INTERNATIONAL, INC.
2013 EQUITY INCENTIVE PLAN
Stock Option Agreement
[Insert Director]
(Board of Directors)
This Stock Option Agreement dated as of [Insert Date], between Tempur Sealy International, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified below, residing at the address there set out (the “Optionee”).
1.Grant of Option. Pursuant and subject to the Company’s 2013 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of [______] shares (the “Option Shares”) of the Company’s common stock, par value $0.01 per share (the “Stock”), at a price of $[Exercise Price] per share (the “Exercise Price”). The Grant Date of this Option is [Date].
2.    Character of Option. This Option is not to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
3.    Duration of Option. Subject to the following sentence, this Option shall expire at 11:59 p.m. (Lexington, KY local time) on the date that is immediately preceding the tenth anniversary of the Grant Date. Subject to Section 5, if the Optionee’s membership with the Board of Directors of the Company ends before that date, this Option shall expire on the earlier date specified in whichever of the following applies:
(a)    If the termination of the Optionee’s membership with the Board of Directors of the Company is on account of the optionee’s death or disability, the first anniversary of the date the Optionee’s membership ends; or
(b)    If the termination of the Optionee’s membership with the Board of Directors of the Company is due to any other reason, three (3) months after the Optionee’s membership ends.
4.    Exercise of Option.
(a)    Until the expiration of this Option pursuant to Section 3 or Section 5 of this Agreement, the Optionee may exercise it as to the number of Option Shares identified in the table below, in full or in part, at any time on or after the applicable exercise date or dates identified in the table. However, subject to Section 5, during any period that this Option remains outstanding after the Optionee’s membership with the Company’s Board of Directors ends for any reason, the Optionee may exercise it only to the extent it was exercisable immediately prior to the end of the Optionee’s membership with the Company’s Board of Directors; provided, however, if the Optionee dies or the Optionee’s membership with the Board ends due to the Optionee’s long-term disability (within the meaning of Section 409A of the Code), all of the Option Shares that have not become vested pursuant this Section 4 as of the date of death or disability, shall immediately vest and become exercisable.

Number of Shares in Each Installment	Percentage of Option Shares	Initial Exercise Date for Shares in Installment
[Number]	[__]%	[Date]
[Number]	[__]%	[Date]
[Number]	[__]%	[Date]
[Number]	[__]%	[Date]

Section 7.1(e) of the Plan sets forth the procedure for exercising this Option by paying cash or a check made payable to the order of the Company in an amount equal to the aggregate Exercise Price of the Stock to be purchased, or by delivering other shares of Stock of equivalent Market Value, provided the Optionee has owned such shares of Stock for at least six (6) months. The Optionee may also exercise this Option pursuant to a formal cashless exercise program as referred to in Section 7.1(e) of the Plan, subject to the terms and conditions referred to in Section 7.1(e) of the Plan.
5.    Acceleration in Certain Cases.
(a)    The Option shall be subject to early termination prior to the tenth anniversary of the Grant Date and accelerated vesting in certain circumstances, as described below. Notwithstanding anything contained in this Section 5 to the contrary, however, in no event shall the Option become or remain exercisable to any extent after the expiration date set forth in Section 3.
(b)    In lieu of the Change of Control provisions of Section 9 (a) and (b) of the Plan and notwithstanding anything herein to the contrary, if a Change of Control occurs this Agreement shall remain in full force and effect in accordance with its terms subject to the following. In the event of such Change of Control:
(i) if the Optionee’s association with the Company and its Affiliates is terminated after the occurrence of a Change of Control and before all of the Option Shares have become vested pursuant this Section 4, all of the Optionee’s Option Shares which have not become vested Option Shares pursuant to Section 4 as of the date of such termination shall immediately become vested Option Shares and the Option Shares shall remain outstanding and exercisable until the date that is the one (1) year anniversary of the date of such termination of employment; and
(ii)    if the Option or the Option Shares are not assumed, converted or replaced by a successor organization following such Change of Control, all of the Optionee’s Option Shares which have not become vested Option Shares pursuant to Section 4 as of the date of such Change of Control shall immediately become vested Option Shares and the Option Shares shall remain outstanding and exercisable until the date that is the one (1) year anniversary of the date of such Change of Control.
(c)    For the purposes of this Agreement, “Change of Control” shall have the meaning set forth in the Plan, provided, that no event or transaction shall constitute a Change of Control for purposes of this Agreement unless it also qualifies as a change of control for purposes of Section 409A of the Code.
6.    Transfer of Option. Except as provided in Section 6.4 of the Plan, neither this Option nor any Option Shares nor any rights hereunder to the underlying Stock may be transferred except by will or the laws of descent and distribution, and during the Optionee’s lifetime, only the Optionee may exercise this Option.
7.    Incorporation of Plan Terms. Except as otherwise provided herein in Section 5 above, this Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 8 of the Plan, “Adjustment Provisions”, and the limitations on the Company’s obligation to deliver Option Shares upon exercise set forth in Section 10 of the Plan, “Settlement of Awards”. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.
8.    Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof, and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee. This Agreement may be executed in one or more counterparts all of which together shall constitute one instrument.
9.    Tax Consequences.
(a)    The Company makes no representation or warranty as to the tax treatment of this Option, including upon the exercise of this Option or upon the Optionee’s sale or other disposition of the Option Shares. The Optionee should rely on his/her own tax advisors for such advice. Notwithstanding the foregoing, the Optionee and the Company hereby acknowledge that both the Optionee and the Company may be subject to certain obligations for tax withholdings, social security taxes and other applicable taxes associated with the vesting or exercise of the Options or the issuance of the Option Shares by the Optionee pursuant to this Agreement. The Optionee hereby affirmatively consents to the transfer to the Company of any and all personal information necessary for the Company to comply with its obligations.
(b)    All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code. This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent. However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A. The Optionee bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.
10.    Certain Remedies.
(a)    If at any time prior to the later of (y) the two (2) year period after termination of the Optionee’s association with the Company and its Affiliates, and (z) the period that includes the date (after the termination of the Optionee’s association with the Company and its Affiliates) on which all of the Option Shares granted hereunder and capable of becoming vested Option Shares so become vested Option Shares (the last day of such later period being the “Covenant Termination Date”), any of the following occur:
(i)    the Optionee unreasonably refuses to comply with lawful requests for cooperation made by the Company, its board of directors, or its Affiliates;
(ii)    the Optionee accepts employment or a consulting or advisory engagement with any Competitive Enterprise (as defined in Section 11(c) below) of the Company or its Affiliates or the Optionee otherwise engages in competition with the Company or its Affiliates;
(iii)    the Optionee acts against the interests of the Company and its Affiliates, including recruiting or employing, or encouraging or assisting the Optionee’s new employer to recruit or employ an employee of the Company or any Affiliate without the Company’s written consent;
(iv)    the Optionee fails to protect and safeguard while in his/her possession or control, or surrender to the Company upon termination of the Optionee’s association with the Company or any Affiliate or such earlier time or times as the Company or its board of directors or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates and any copies, in whole or in part thereof, whether or not prepared by the Optionee;
(v)    the Optionee solicits or encourages any person or enterprise with which the Optionee has had business-related contact, who has been a customer of the Company or any of its Affiliates, to terminate its relationship with any of them;
(vi)    the Optionee breaches any confidentiality obligations the Optionee has to the Company or an Affiliate, the Optionee fails to comply with the policies and procedures of the Company or its Affiliates for protecting confidential information, the Optionee uses confidential information of the Company or its Affiliates for his/her own benefit or gain, or the Optionee discloses or otherwise misuses confidential information or materials of the Company or its Affiliates (except as required by applicable law); or
(vii)    the Optionee takes any action or makes any statement, written or oral, that disparages the business, products, services or management of Company or its Affiliates, or any of their respective directors, officers, agents, or employees, or the Optionee takes any action that is intended to, or that does in fact, damage the business or reputation of the Company or its Affiliates, or the personal or business reputations of any of their respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of the Company or its Affiliates; then
(1)    this Option shall terminate and be cancelled effective as of the date on which the Optionee entered into such activity, unless terminated or cancelled sooner by operation of another term or condition of this Agreement or the Plan;
(2)    any stock acquired and held by the Optionee pursuant to the exercise of this Option during the Applicable Period (as defined in Section 11(b) below) may be repurchased by the Company at a purchase price equal to the Exercise Price per share; and
(3)    any gain realized by the Optionee from the sale of stock acquired through the exercise of this Option during the Applicable Period shall be paid by the Optionee to the Company.
(b)    The term “Applicable Period” shall mean the period commencing on the later of the date of this Agreement or the date which is one year prior to the Optionee’s termination of association with the Company or any Affiliate and ending on the Covenant Termination Date.
(c)    The term “Competitive Enterprise” shall mean a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in, the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products. Competitive Enterprise shall include, but not be limited to, the entities set forth on Appendix A hereto, which may be amended by the Company from time to time upon notice to the Optionee. At any time the Optionee may request in writing that the Company make a determination whether a particular enterprise is a Competitive Enterprise. Such determination will be made within fourteen (14) days after the receipt of sufficient information from the Optionee about the enterprise, and the determination will be valid for a period of ninety (90) days from the date of determination.
11.    Right of Set Off. By executing this Agreement, the Optionee consents to a deduction from any amounts the Company or any Affiliate owes the Optionee from time to time, to the extent of the amounts the Optionee owes the Company under Section 10 above, provided that this set-off right may not be applied against wages, salary or other amounts payable to the Optionee to the extent that the exercise of such set-off right would violate any applicable law. If the Company does not recover by means of set-off the full amount the Optionee owes the Company, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company upon the Company’s demand.
12.    Nature of Remedies.
(a)    The remedies set forth in Sections 10> and 11 above are in addition to any remedies available to the Company and its Affiliates in any non-competition, employment, confidentiality or other agreement, and all such rights are cumulative. The exercise of any rights hereunder or under any such other agreement shall not constitute an election of remedies.
(b)    The Company shall be entitled to place a legend on any certificate evidencing any stock acquired upon exercise of this Option referring to the repurchase right set forth in Section 10(a). The Company shall also be entitled to issue stop transfer instructions to the Company’s stock transfer agent in the event the Company believes that any event referred to in Section 10(a) has occurred or is reasonably likely to occur.
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In Witness Whereof, the parties have executed this Agreement as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.
By:	_______________________________
Name:	_______________________________

OPTIONEE
_________________________________________
Name:	[Insert Director]
Optionee’s Address:
_________________________________________
_________________________________________
_________________________________________
_________________________________________

Appendix A
Competitive Enterprises of the Company and its Affiliates

Ace
AH Beard
Auping
Ashley Sleep
Boyd
Carpe Diem
Carpenter
Carolina Mattress
Cauval Group
Chaide & Chaide
Classic Sleep Products
Comforpedic
Comfort Solutions
COFEL group
De Rucci
Diamona
Doremo Octaspring
Dorelan
Dunlopillo
Duxiana
Eastborne
Eminflex
Englander
Flex Group of Companies
Foamex
France Bed
Future Foam
Harrisons
Hastens
Hilding Anders Group
Hypnos
IBC
KayMed
King Koil
Kingsdown
Lady Americana
Land and Sky
Leggett & Platt
Lo Monaco
Magniflex
Metzler
Myers
Optimo
Ortobom
Natura
Natures Rest
Park Place
Permaflex
Pikolin Group
Recticel Group
Relyon
Restonic
Rosen
Rowe
Sapsa Bedding
Select Comfort
Serta and any direct or indirect parent company
Silentnight
Simmons Company/Beautyrest and any direct or indirect parent company
Sleepmaker
Spring Air
Sterling
Stobel
Swiss Comfort
Swiss Sense
Therapedic

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